MAPLES

Lentuo International Inc.
Building D, 2/F, 56 East 4th Ring South Road
Chaoyang District, Beijing 100023
People’s Republic of China

12 July 2013

Dear Sirs

Lentuo International Inc.

We have examined the Registration Statement on Form S-8 to be filed by Lentuo International Inc., a Cayman Islands exempted company incorporated with limited liability (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of an amount of 6,200,000 Ordinary Shares of par value US$0.00001 in the capital of the Company (the “Shares”) for issuance pursuant to the Company’s 2010 Share Incentive Plan, as amended (the “Plan”).

As Cayman Islands counsel to the Company, we have examined the corporate authorisations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plan) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued and credited as fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares).

This opinion is subject to the qualification that under the Companies Law (2012 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2012 Revision) directs or authorises to be inserted therein. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

Maples and Calder

53rd Floor The Centel 99 Queen’s Road Central Hong Kong

Tel +852 2522 9333 Fax +852 2537 2955 maplesandcalder.com

Resident Hong Kong Partners: Gareth Griffiths (England and Wales), Christine Chang (England and Wales), Spencer Privett (England and Wales)

Anthony Webster (England and Wales), Greg Knowles (England and Wales), Barry Mitchell (British Virgin Islands), Mark Western (England and Wales), Stacey Overholt (England and Wales)

John Trehey (New Zealand), Michael Gagie (Br itish Virgin Islands), Nick Harrold (England and Wales), Ann Ng (Victoria (Australia)), S. H. Nip (England and Wales)

Registered Foreign Lawyer: Michelle Lloyd (Ireland)

Cayman Islands and Bi itish Virgin Islands Attorneys at Law │ I Offices: British Virgin Islands, Cayman Islands, Dubai, Dublin, Hong Kong, London, Singapore

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully,

/s/ Maples and Calder

Maples and Calder

Maples and Calder

53rd Floor The Centel 99 Queen’s Road Central Hong Kong

Tel +852 2522 9333 Fax +852 2537 2955 maplesandcalder.com

Resident Hong Kong Partners: Gareth Griffiths (England and Wales), Christine Chang (England and Wales), Spencer Privett (England and Wales)

Anthony Webster (England and Wales), Greg Knowles (England and Wales), Barry Mitchell (British Virgin Islands), Mark Western (England and Wales), Stacey Overholt (England and Wales)

John Trehey (New Zealand), Michael Gagie (Br itish Virgin Islands), Nick Harrold (England and Wales), Ann Ng (Victoria (Australia)), S. H. Nip (England and Wales)

Registered Foreign Lawyer: Michelle Lloyd (Ireland)

Cayman Islands and Bi itish Virgin Islands Attorneys at Law │ I Offices: British Virgin Islands, Cayman Islands, Dubai, Dublin, Hong Kong, London, Singapore